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                                LICENSE AGREEMENT

         This Agreement is entered into by and between by and between MGS Grand Sport, Inc., Albert Mardikian and all associates ("Licensor") and Medina International Holdings, Inc.("Licensee") on this 18th day of June 2008, with reference to the following facts:

         A. Licensor is the owner of a United States Patents for the "Rescue Jet" personal water craft and related assemblies, systems and design rights all as set forth in Exhibit A, attached hereto, and incorporated herein by this reference herein ("the patents").

         B.  Prior Royalty Agreement

On 15th day of June 2006, Patent Owner entered into that certain Royalty Agreement with Licensee for the licensing rights to various patents including the patent and design for 15' Hull and deck design. Herein after this Royalty Agreement will be referred to as the "Prior Royalty Agreement".

On 23rd day of February 2005, Patent Owner entered into that certain Royalty Agreement with Licensee for the licensing rights to various patents including the patent and design for 22' Vortex boat. Herein after this Royalty Agreement will be referred to as the "Prior Royalty Agreement.

On 24th day of January 2006, Patent Owner entered into that certain Royalty Agreement with Licensee for the licensing rights to various patents including the patent for water Pump for Fire Rescue Jet. Herein after this Royalty Agreement will be referred to as the "Prior Royalty Agreement.

     C. Licensee wishes to license such design on an exclusive basis for the manufacture of the boats from Licensor.

     D. Licensor wishes to license to Licensee the right to use the Design for the use set forth

     E. Licensor wishes to license to Licensee the right to use the Patent and Designs developed relating to water Craft approved at a Subsequent date upon the same terms on all future designs such as water Taxi, Water Limo, Trash collection boat etc..

                  NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Grant of License.

          a) Licensor hereby grants to Licensee the exclusive right to use and enjoy the benefits of the Patent and design rights associated with the patent for a period of 15 years.


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          b)  Licensor's  Representations.  Licensor  hereby states and warrants that the following representations are true:

               i. Licensor is the sole legal holder of the patent and design rights associated with the patent.

               ii. The Albert Mardikian's Licensing Agreement is based on valid existing patents issued by the United States Patent and Trademark Office.

               iii. The Patent granted to Licensor  Albert  Mardikian's  are the sole property of the Licensor and there are no existing liens, mortgages, security interests or other encumbrances against such licenses.

               iv. No share, interest, assignment, or other right to such license has been transferred, assigned or granted to any other party.

               v.   Licensee will hold the License in its name.

               vi.  Licensee  will have the right to sub  License  the Rights to
                    Design  and  Patents  to  its   subsidiaries  and  associate
                    companies.

               vii. Licensee  will enter into  separate  contract  with Hull and deck manufacturer.

     2. Other Materials. Patent Owner agrees to make available in a timely manner, upon written request, any and all written documentation, technical data, bill of materials, engineering drawings and prototype samples relating to the patent, to the extent such written documentation is available.

     3. Continuing Advise. Patent Owner agrees to provide appropriate expert advice and consultation to Licensee, as may from time to time be required, to facilitate the use and enjoyment of the rights granted by this Agreement.

     4. Effective Date. This Agreement shall be effective on the date of the signature both the parties.

     5. Prior Royalty Agreement. The Prior Royalty Agreement shall become part of this agreement with exclusivity on all patents and designs and terms and conditions of this agreement applies.


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         2.1. Term and Payment,  Licensee agrees to pay as a royalty for the use and enjoyment of the Design and Patent for all products mentioned in Exhibit A, an amount equal to mentioned here under upon all GROSS sale less sales returns & Freight & Sales Commission, for a period of Fifteen (15) calendar years commencing on the date first above mentioned. Royalties shall be determined on a quarterly basis, for the periods ending each April 30, July 31, October 31 and January 31 of every year and shall be paid on the fifteenth of the month following the end of the determination period, except that upon the expiration of this Agreement the determination period shall end and Licensee shall determine the royalty amount and pay such amount fifteen (15) days after the expiration date of this Agreement.

               a) 2% for Patented Designs with or with out Patented Fire Pump technology used in Medina production.

               b) 1% for Patented Pump Technology used in designs other than Alberts or his Associates.

               c) 1% for using Patents in any of our distributor or associated companies products.

               d) Medina agrees to pay $1,000,000 to MGS as under: $200k in 2 months minimum and 3 months maximum, and balance $800K will be released at the rate of 10% of each boat sale until the complete debt of balance $800K is paid off.

          2.2   Royalty   will  be   renegotiated   in  any  of  the   following
     circumstances:

                    i) If Albert Mardikian's employment agreement expires or is terminated by the Company.

                    ii)  If the Company is acquired by any other Company.

     3. Certain Restrictions. The license granted herein is subject to and limited by the following restrictions:

          3.1 Restrictive Terms. Licensee may use and enjoy the Design only under the terms of this Agreement, however, Licensor may not offer or impose any terms on the use of the Design that alter or restrict the terms of this License or the Licensee's exercise of the rights granted, hereunder;

     4. Representation and Warranties. Licensor represents and warrants as follows:

          4.1 Rights. Licensor has secured all rights in the Design necessary to grant the license rights here to Licensee., and permit the lawful exercise of the rights granted hereunder, to Licensee;


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          4.2  Infringements.  The use of the Licensor's  Design do not infringe the copyright, trademark, publicity rights, common law rights or any other right of any third party or constitute defamation, invasion of privacy or other tortuous injury to any third party.

          4.3 Sole Property. The Design is the sole property of the Licensor and no lien, mortgage, security interest or other encumbrance against the Design exists.

          4.4 Assignment. No share, interest, assignment, or other right to the Patent has been transferred, assigned or granted to any other party.

          4.5 Good Title. Licensor will at all times have good title to the Design and will at all times keep the Design free and clear of all liens, encumbrances security interests and rights and claims of others except for the rights and claims arising under this Agreement.

          4.6 Without Warranties. Except as expressly stated in this license or otherwise agreed in writing, or required by applicable law, the Design is licensed on an "as is" basis, without warranties of any kind, either express or implied including, without limitation, any warranties regarding the use of the Design to produce profit.

     5. Events of Default. Any one of the following occurrences shall constitute an event of default under this Agreement:

          5.1.1 Failure to make Payment. The failure of Licensee to make any royalty payment by its due date thereof;

          5.1.2 Bankruptcy. The filing of a voluntary or involuntary petition under any provision of a state or federal bankruptcy law by either party hereto.

          5.1.3 Other Default. The occurrence of any other default under this Agreement.

         If an event of default occurs under paragraph 5.1.1, above, Licensor may, in its sole discretion (i) declare all accrued but unpaid royalties immediately due and payable, without notice, unless otherwise required by applicable statute; (ii) declare this agreement canceled and of no further force and effect and Licensor shall have and may exercise any and all rights and remedies available at law or in equity. In the event of any other default under this Agreement the non-defaulting party shall deliver written notice of such default to the defaulting party and the defaulting party shall have fifteen (15) days after receipt of such written notice of default to cure the same. After such fifteen (15) day period, provided the defaulting party has not cured the default(s), the non-defaulting party shall have and may exercise any and all rights and remedies available at law or in equity.


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     6. Option to Renew. Licensor hereby grants Licensee an option to renew this
Agreement to be effective at the expiration of the term, or any subsequent term of this Agreement, for an additional five (5) year period. In order to exercise this option (i) Licensee must provide Licensor with written notice of its election to exercise the renewal option hereunder ninety (90) days prior to the expiration of the term of this Agreement and (ii) Licensee must not be in default under this Agreement.

     7. Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

     8. Entire Agreement. This Agreement supersedes any and all other agreements oral or in writing, between the parties hereto with respect to the matters set forth herein, and contains all of the covenants and agreements between the parties with respect to the Design. This Agreement applies only to the Design as set forth herein and to no other Patents or design rights. Each party to this agreement acknowledges that no representation, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this agreement shall be valid or binding on either party. Any modification of this Agreement shall be effective only if it is in writing and signed by the parties hereto.

     9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

     10. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof

     11. Amendment, Waiver. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Licensor and the Licensee or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     12. Notices. Any notice, demand, request, consent or other communication which either party desires or is required to give to any other party shall be in writing and shall be deemed to have been given when either: (a) delivered in person or by facsimile transfer, or (b) sent by overnight courier or first-class registered or certified mail, postage pre-paid, return receipt requested, addressed to such party at the address set forth above. Either party may designate another address for itself at any time upon written notice to the other party


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     13.  Interpretation.  Each party hereto has been  represented by counsel of its choice, and this Agreement is not to be interpreted as if it was prepared by either party.

     14. Authority. Each party signing on behalf of a party to this Agreement represents and warrants - that he has all authority to bind that party to this Agreement.

     15. Provision Unenforceable. If any provision of this License is invalid or unenforceable under applicable law, it shall not affect the validity or enforce ability of the remainder of the terms of this License, and without further action by the parties to this agreement, such provision shall be reformed to the minimum extent necessary to make such provision valid and enforceable.

     16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date first set forth above.

"Licensor"                                             Licensee"

----------------------------                  ----------------------------
Albert Mardikian,                            Daniel Medina          Madhava Rao
MGS Grand Sports, LLC                        President              CFO
Modena Sports Designs                        Medina International Holdings, Inc.
45 Goleta Point Drive                        255 S. Leland Norton Way,
Corona Del Mar, CA 92625                     San Bernardino, CA  92408





















                                    Exhibit A


                        DESCRIPTION OF PATENTS AND DESIGN

License transferred by Mardikian to produce patented items under Medina include the following:

Product
      12' Rescue and Fire Rescue water craft design 15' Rescue and Fire Rescue water craft design 18' Rescue and Fire Rescue water craft design 20' Rescue and Fire Rescue water craft design 24' Rescue and Fire Rescue water craft design 26; Rescue and Fire Rescue water craft design 28' Rescue and Fire Rescue water craft design 30' Rescue and Fire Rescue water craft design 35' Rescue and Fire Rescue water craft design 22' Vortex 30' Modena 302
     Water Pump technology and designs.
      Doors on the boat
     Vortex 22' Closed Bow MD 1225-C Vortex 22' Open Bow MD 1226-O Vortex 19' Closed Bow MD 1997-C Vortex 19' Open Bow MD 1998-O MCD System
     New projects like Trash, Limousine, Taxi and all other marine related projects MM will also have the right to produce in any of the models mention above in any configuration, such as Police Model, Patrol Model,
     Military Model, Ballistic Model, etc....